UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2022
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ARCUTIS BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39186	81-2974255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3027 Townsgate Road, Suite300
Westlake Village, CA 91361
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (805) 418-5006
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARQT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On September 7, 2022, Arcutis Biotherapeutics, Inc., a Delaware corporation (“Arcutis”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Ducentis Biotherapeutics LTD., a private company limited by shares, incorporated and registered in England and Wales (“Ducentis”) and the holders of the equity interests in Ducentis (the “Sellers”), pursuant to which Arcutis will acquire (the “Acquisition”) all of the outstanding equity interests in Ducentis for (i) aggregate upfront consideration of approximately $30 million (the “Upfront Consideration”), consisting of 610,258 shares of Arcutis common stock valued at approximately $14.1 million based on the average closing price of Arcutis common stock over a 60-trading day period ending on August 31, 2022, with the balance of the upfront consideration to be paid in cash and (ii) contingent payments, the amount of which is indeterminable until achieved, which may become payable upon the achievement of certain development, regulatory and commercial milestones. Arcutis currently estimates that these contingent payments may be up to an aggregate of approximately $400 million (although the actual amount may differ depending on whether the applicable milestones are achieved). In addition, if applicable, Arcutis will make payments amounting to a mid-single-digit percentage of any annual net sales of Ducentis’s products exceeding $1.5 billion. The cash portion of the Upfront Consideration is subject to customary adjustments based on Ducentis’s balance sheet as of closing.

Under the terms of the Purchase Agreement, following the closing Arcutis will be required to use its commercially reasonable efforts to develop and seek FDA approval of a therapeutic product containing Ducentis’s DS-234 product candidate (a “DS-234 Product”) for an atopic dermatitis indication, and if FDA approval of a DS-234 Product is obtained by Arcutis, to launch a Product in the United States. Arcutis may elect to substitute and pursue a different Ducentis product candidate, in which case the development and regulatory approval commitments described above will apply to the substituted product candidate.

The Purchase Agreement contains customary representations and warranties and covenants from each of Arcutis, Ducentis and the Sellers. The closing of the Acquisition is subject to customary closing conditions. No antitrust or competition clearances, or Arcutis stockholder approvals, will be required for closing which is anticipated to occur in the third quarter of 2022

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed, with confidential terms redacted, as an exhibit to Arcutis’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, reference is made to the disclosures set forth in Item 1.01, which are incorporated by reference into this Item 2.03.

Item 3.02    Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, reference is made to the disclosures set forth in Item 1.01, which are incorporated by reference into this Item 3.02. Arcutis issued the shares of its Common Stock in reliance on one or more exemptions from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), including Regulation S and Regulation D thereunder.

Item 7.01    Regulation FD Disclosure.

On September 7, 2022, the Company issued a press release announcing entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act, regardless of any general incorporation language in any such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.

Exhibit No.	Description
99.1	Arcutis Announces Acquisition of Ducentis BioTherapeutics Ltd.
104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUTIS BIOTHERAPEUTICS, INC.

September 7, 2022	By:	/s/ Scott L. Burrows
Scott L. Burrows
Chief Financial Officer